UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COVER-ALL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

          DELAWARE                                           13-2698053

(State of incorporation or organization)            (I.R.S. Employer Identification No.)

55 Lane Road,

Fairfield, New Jersey 07004
(Address of principal executive offices)(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                         Name of each exchange on which

  to be so registered                         each class is to be registered

  Common Stock,

        NYSE Amex

  $.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration file number to which this form relates:  Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

The description of our common stock, par value $0.01 per share, to be registered hereunder, is contained under the caption “Description of Securities” in our Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on December 22, 2008 (File No. 333-156397), which description is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of Cover-All Technologies Inc. are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date:  May 23, 2011

By:

/s/ Ann F. Massey

Ann F. Massey

Chief Financial Officer